Exhibit 10


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 3, 1998, with respect to the financial statements of Annuity Investors Variable Account A, and March 2, 1998, with respect to the statutory-basis financial statements of Annuity Investors Life Insurance Company, in the Post-effective Amendment No. 2 of the Registration Statement (Form N-4 File Nos. 33-65409 and 811-07299) and related Statement of Additional Information of Annuity Investors Variable Account A.



                                             /s/ Ernst & Young LLP
                                             --------------------------




Cincinnati, Ohio
April 29, 1998